     As filed with the Securities and Exchange Commission on October 1, 1999
                                                   Registration No. ____________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    Form S-8

                             Registration Statement
                                    Under the
                             Securities Act of 1933

                                   ----------

                     COMPUTER NETWORK TECHNOLOGY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                Minnesota                                  41-1356476
     (State or Other Jurisdiction of                    (I.R.S. Employer
     Incorporation or Organization)                    Identification No.)

          605 North Highway 169
         Minneapolis, Minnesota                               55441
(Address of Principal Executive Offices)                   (Zip Code)

                           401(K) Salary Savings Plan
                            (Full Title of the Plan)

                                Gregory T. Barnum
                             Chief Financial Officer
                     Computer Network Technology Corporation
                              605 North Highway 169
                          Minneapolis, Minnesota 55441
                     (Name and Address of Agent for Service)

                                 (612) 797-6100
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                 Proposed                Proposed
  Title of Securities     Amount to be       Maximum Offering       Maximum Aggregate          Amount of
    to be Registered     Registered (1)    Price Per Share (2)      Offering Price (2)      Registration Fee
---------------------------------------------------------------------------------------------------------------
Common Stock,
par value $0.01
per share (including         300,000              $10.72                $3,215,625                $894
preferred share              shares
purchase rights)
---------------------------------------------------------------------------------------------------------------
Interests in the 401(k) Indeterminate (3)          N/A                     N/A            N/A
plan
===============================================================================================================

(1) This Registration Statement relates to an additional 300,000 shares of common stock to be registered pursuant to the 401(k) Salary Savings Plan, for which shares have previously been registered pursuant to the Registrant's Registration Statement No. 33-42750. The shares registered pursuant to this Registration Statement are purchased in the open market. Accordingly, the number of shares being registered are an estimate.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the high and low sale prices per share of the Registrant's Common Stock as reported on the NASDAQ National Market System on September 28, 1999. No fee is paid for the interests in the employee benefit plan described herein pursuant to Rule 457(h).

(3) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART II

            INFORMATION REQUIRED BY GENERAL INSTRUCTION E TO FORM S-8

1.   Incorporation of Documents by Reference.

     The contents of the Registrant's Registration Statement No.33-42750 are incorporated in this Registration Statement by reference.

2.   Exhibits

     The Exhibit Index immediately preceding the Exhibits is incorporated herein by reference. The Company will submit or has submitted the 401(k) Salary Savings Plan (the "Plan") and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes by the IRS in order to qualify the Plan. In addition, the shares registered pursuant to this Registration Statement are purchased in the open market and are not original issuance securities. Accordingly, in accordance with Item 8 of Form S-8, the Exhibits do not include an opinion regarding legality.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on September 28, 1999.

                                   COMPUTER NETWORK TECHNOLOGY CORPORATION

                                   By:      /s/ Gregory T. Barnum
                                      ------------------------------------------
                                      Gregory T. Barnum, Chief Financial Officer

     Each of the undersigned officers and directors of Computer Network Technology Corporation hereby appoints Gregory T. Barnum as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and instruments pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                  Signature                                       Title                                 Date
                  ---------                                       -----                                 ----

/s/ Thomas G. Hudson
-----------------------------------------------
Thomas G. Hudson                                     President and Chief Executive                September 28, 1999
                                                     Officer (Principal Executive
                                                     Officer) and Director

/s/ Gregory T. Barnum
-----------------------------------------------
Gregory T. Barnum                                    Chief Financial Officer (Principal           September 28, 1999
                                                     Financial Officer)

/s/ Jeffrey A. Bertelsen
-----------------------------------------------
Jeffrey A. Bertelsen                                 Corporate Controller and Treasurer           September 28, 1999
                                                     (Principal Accounting Officer)

/s/ Patrick W. Gross
-----------------------------------------------
Patrick W. Gross                                     Director                                     September 28, 1999


/s/ Erwin A. Kelen
-----------------------------------------------
Erwin A. Kelen                                       Director                                     September 28, 1999


/s/ Lawrence Perlman
-----------------------------------------------
Lawrence Perlman                                     Director                                     September 28, 1999


/s/ John A. Rollwagen
-----------------------------------------------
John A. Rollwagen                                    Director                                     September 28, 1999


Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on behalf of the undersigned, thereunto duly authorized, in the city of Minneapolis, state of Minnesota, on September 28, 1999.

                                  COMPUTER NETWORK TECHNOLOGY CORPORATION
                                  401(K) SALARY SAVINGS PLAN

                                  BY: COMPUTER NETWORK TECHNOLOGY
                                      CORPORATION, PLAN ADMINISTRATOR

                                  BY:      /s/ Kristine Ochu
                                      -------------------------------------
                                      Name:  Kristine Ochu
                                      Title: Vice President of Human Resources

                                INDEX TO EXHIBITS

Exhibit                                                               Page
-------                                                               ----

 23.2  Consent of KPMG LLP.......................................Electronically
                                                                 Filed

 23.3  Consent of Grant Thornton LLP.............................Electronically
                                                                 Filed

 24.1 Power of Attorney (Included on signature page to Registration Statement)

 99.1 401(K) Salary Savings Plan (Incorporated by reference to Exhibit 10B to Form S-3 Registration Statement
       No. 333-80841).